CONSENT OF INDEPENDENT AUDITORS




CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in the Form S-1 Registration Statement of Phoenix International Industries, Inc., our report for the year ended May 31, 1999 dated January 5, 2000, relating to the consolidated financial statements of Phoenix International Industries, Inc., and Subsidiariess, which appear in such Form S-1.

/s/Wieseneck, Andres & Associates, P.A.
Wieseneck, Andres, and Associates, P.A
Certified Public Accountants

North Palm Beach, Florida

July 11, 2000